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                                   EXHIBIT 99










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              CHAMPION INTERNATIONAL CORPORATION AND SUBSIDIARIES
                 CONSOLIDATED STATEMENT OF INCOME (Unaudited)
                       (in thousands, except per share)

                                                            Three Months Ended                 Six Months Ended
                                                                  June 30,                         June 30,
                                                      -------------------------------     ---------------------------
                                                          1994               1993            1994            1993
                                                      -------------      ------------     ------------    -----------
   Net Sales:
     Paper                                             $  981,721        $  945,312         $1,941,729   $1,871,147
     Wood Products                                        260,237           310,987            526,349      652,128
                                                       ----------        ----------         ----------   ----------
                                                        1,241,958         1,256,299          2,468,078    2,523,275
   Income From Operations:
     Paper                                                (38,423)          (35,981)           (78,390)     (87,889)
     Wood Products                                         56,386            64,711            120,669      158,938
     General Corporate Expense                            (13,791)          (13,169)           (21,298)     (25,742)
                                                       ----------        ----------         ----------   ----------
                                                            4,172            15,561             20,981       45,307

   Interest and debt expense                               58,890            54,303            115,427      107,876
   Other (income) expense - net                            (8,627)           (1,506)            (8,387)      21,440
                                                       ----------        ----------         ----------   ----------
   Income (Loss) Before Income Taxes and
     Cumulative Effect of Accounting Change               (46,091)          (37,236)           (86,059)     (84,009)

   Income Taxes (Benefit)                                 (14,993)          (14,894)           (23,975)     (33,603)
                                                       ----------        ----------         ----------   ----------
   Income (Loss) Before Cumulative Effect of
     Accounting Change                                 $  (31,098)       $  (22,342)        $  (62,084)  $  (50,406)
                                                       ==========        ==========         ==========   ==========
   Cumulative Effect of Accounting Change,
     Net of Taxes (Note 1)                                    ---               ---                ---       (7,523)
                                                       ----------        ----------         ----------   ----------
   Net Income (Loss)                                   $  (31,098)       $  (22,342)        $  (62,084)  $  (57,929)
                                                       ==========        ==========         ==========   ==========
   Earnings (Loss) Per Common Share:
     Income (Loss) Before Cumulative Effect of
      Accounting Change                                $     (.41)       $     (.31)        $     (.82)  $     (.69)
                                                       ==========        ==========         ==========   ==========
     Cumulative Effect of Accounting Change            $      ---        $      ---         $      ---   $     (.08)
                                                       ==========        ==========         ==========   ==========
     Net Income (Loss)                                 $     (.41)       $     (.31)        $     (.82)  $     (.77)
                                                       ==========        ==========         ==========   ==========

- - ------------------

Note 1: Cumulative Effect of Accounting Change for the six month period ended June 30, 1993 reflects the after-tax effect of adopting, retroactive to January 1, 1993, a new accounting standard for postemployment benefits.

                                   - more -


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              CHAMPION INTERNATIONAL CORPORATION AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEET
                           (in thousands of dollars)

                                                      June 30,    December 31,
                                                        1994          1993
                                                    (unaudited)
                                                    ----------   -------------
    ASSETS:
      Cash and temporary cash investments           $   95,980     $   62,850
      Receivables - net                                516,714        494,426
      Inventories                                      446,876        469,269
      Prepaid expenses                                  30,536         22,818
      Deferred income taxes                             64,099         65,064
                                                    ----------   -------------
        Total Current Assets                         1,154,205      1,114,427


    Timber and timberlands - net                     1,830,996      1,838,550
    Property, plant, and equipment - net             5,688,056      5,802,036
    Other assets and deferred charges                  357,940        387,756
                                                    ----------   -------------
           Total Assets                             $9,031,197     $9,142,769
                                                    ==========   =============

LIABILITIES AND SHAREHOLDERS' EQUITY:
  Current installments of long-term debt            $   90,272     $   88,052
  Short-term bank borrowings                           112,174         88,258
  Accounts payable and accrue
   liabilities                                         544,601        591,153
  Income taxes                                          12,224          4,841
                                                    ----------   -------------
   Total Current Liabilities                           759,271        772,304

Long-term debt                                       3,355,778      3,316,165
Other liabilities                                      672,506        672,788
Deferred income taxes                                1,030,833      1,077,234
Minority interest in subsidiaries                       57,591         54,160
Preference stock, $92.50 cumulative series             300,000        300,000
Shareholders' Equity                                 2,855,218      2,950,118
                                                    ----------   -------------
  Total Liabilities and Shareholders' Equity        $9,031,197     $9,142,769
                                                    ==========   =============

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